Consent of Independent Registered Public Accounting Firm
We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm” in the Principal Variable Universal Life Income Prospectus and Statement of Additional Information, each dated May 1, 2023 and each included in this Post-Effective Amendment No. 20 to the Registration Statement (Form N-6, File Nos. 333-115269 and 811-05118) of Principal Life Insurance Company Variable Life Separate Account (the “Registration Statement”).

We also consent to the use of our reports (1) dated March 30, 2023, with respect to the consolidated financial statements of Principal Life Insurance Company, (2) dated March 30, 2023 with respect to the financial statement schedules of Principal Life Insurance Company, and (3) dated April 12, 2023 with respect to the financial statements of each of the subaccounts within Principal Life Insurance Company Variable Life Separate Account, for the year ended December 31, 2022 included in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 27, 2023